UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2019, in a privately negotiated transaction, NCR Corporation (the “Company”) entered into a stock repurchase and conversion agreement (the “Transaction Agreement”) with certain existing stockholders of the Company affiliated with The Blackstone Group L.P. (the “Selling Stockholders”) relating to shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) held by such Selling Stockholders, which are convertible into shares of common stock of the Company (the “Common Stock”).

Under the terms of the Transaction Agreement, NCR will pay the Selling Stockholders $302 million in cash in exchange for 237,673 shares of Preferred Stock and the agreement to convert such Selling Stockholders’ remaining 274,548 shares of Preferred Stock to approximately 9.16 million shares of Common Stock.

The foregoing descriptions do not purport to be a complete statement of the parties’ rights and obligations under the Transaction Agreement, and are qualified in their entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On September 18, 2019, in connection with the Transaction Agreement, the Company announced the launch of an offering of 9,129,966 shares of Common Stock to be issued upon the aforementioned conversion of the Preferred Stock. The shares of Common Stock are being offered solely by the Selling Stockholders and the Company will not receive any of the proceeds of the offering. A copy of the press release announcing the launch of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1

Stock Repurchase and Conversion Agreement, dated as of September 18, 2019, by and between NCR Corporation, BCP VI SBS ESC Holdco L.P., Blackstone NCR Holdco L.P., BTO NCR Holdings - ESC L.P., and BTO NCR Holdings L.P.

99.1	Press Release issued by NCR Corporation, dated September 18, 2019.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: September 18, 2019	By:	/s/Andre J. Fernandez
Andre J. Fernandez
Executive Vice President and Chief Financial Officer